                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                EMUSIC.COM INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                EMUSIC.COM INC.
                            1991 Broadway, 2nd Floor
                         Redwood City, California 94063

                                                                October 26, 1999

Dear Stockholder:

   You are cordially invited to attend the 1999 annual meeting of stockholders of EMusic.com Inc. to be held on November 19, 1999, at 9:00 a.m. local time, at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301.

   The annual meeting will begin with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business properly brought before the meeting, followed by a report on our financial and operating performance.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

   The vote of every stockholder is important and your cooperation in promptly returning your executed proxy will be appreciated. Each proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

                                          Sincerely,

                                          /s/ GENE HOFFMAN, JR.
                                          Gene Hoffman, Jr.
                                          President and Chief Executive
                                           Officer

                                EMUSIC.COM INC.

                   Notice of Annual Meeting of Stockholders
                        to be held on November 19, 1999

Dear Stockholder:

   The annual meeting of stockholders of EMusic.com Inc. will be held at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301, on November 19, 1999, at 9:00 a.m. local time, for the following purposes:

  1. To elect two (2) Class I Directors to hold office for a three-year term and until their successors are elected and qualified.

  2. To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending June 30, 2000.

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement which accompanies this Notice.

   The Board of Directors has fixed the close of business on October 19, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          /s/ Peter M. Astiz
                                          Peter M. Astiz
                                          Executive Vice President, General
                                          Counsel and Secretary

Redwood City, California
October 26, 1999

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

   The accompanying proxy is solicited by the Board of Directors of EMusic.com Inc., a Delaware corporation ("EMusic"), for use at the annual meeting of stockholders to be held on Friday, November 19, 1999 at 9:00 a.m., local time, or at any adjournment thereof. The meeting will be held at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301. Our principal executive offices are located at 1991 Broadway, 2nd Floor, Redwood City, California 94063. Our telephone number is (650) 216-0200. The date of this Proxy Statement is October 26, 1999, the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders.

                      OUTSTANDING SHARES AND VOTING RIGHTS

   Solicitation of Proxies. This solicitation of proxies is made on behalf of the Board of Directors of EMusic and the cost thereof will be borne by EMusic. In addition to soliciting stockholders by mail through its regular employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of EMusic registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

   Voting Securities. On October 19, 1999, EMusic had approximately 34 million outstanding shares of common stock held by approximately 205 stockholders of record, all of which are entitled to vote as a single class with respect to the proposals presented in this Proxy Statement. Each stockholder of record at the close of business on October 19, 1999 is entitled to one vote for each share held. Our bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

   Voting of Proxies. Any person giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by delivering to EMusic's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described.

                            INFORMATION ABOUT EMUSIC

Management

   The section sets forth the names, ages and backgrounds of EMusic's directors and executive officers, including the individuals nominated to be elected to serve as directors of the Company at the annual meeting.

                                                                        Director
    Name       Age                     Position(s)                       Since
    ----       --- ---------------------------------------------------- --------
Robert H.
 Kohn*+......   42 Chairman and Assistant Secretary                       1998
Gene Hoffman,
 Jr.*........   24 President, Chief Executive Officer, and Director       1998
Joseph H.
 Howell*.....   47 Executive Vice President and Chief Financial Officer
Peter M.
 Astiz*......   41 Executive Vice President and General Counsel
James
 Chapman*....   32 Vice President, Corporate Strategy
Tor Braham+..   42 Director                                               1999
Ralph Peer,
 II..........   55 Director                                               1998
Ed
 Rosenblatt..   64 Director                                               1999

--------
*  Executive Officer
+  Nominee

   Robert H. Kohn, a co-founder of EMusic, has been Chairman of the Board and Secretary since January 1998. From October 1996 to December 1997, Mr. Kohn was Vice President, Business Development and General Counsel of Pretty Good Privacy, Inc., a developer and marketer of Internet encryption and security software. From March 1987 to September 1996, he was Senior Vice President of Corporate Affairs, Secretary, and General Counsel of Inprise Corporation (formerly Borland International, Inc.), a developer and marketer of personal computer software. Mr. Kohn also served as chief legal counsel for Ashton-Tate Corporation. Prior to Ashton-Tate, he was an attorney at the Beverly Hills law offices of Rudin & Richman, an entertainment law firm whose clients included Frank Sinatra, Liza Minelli, Cher and Warner Brothers Music. He was also Associate Editor of the Entertainment Law Reporter, for which he continues to serve as a member of the Advisory Board. A member of the California Bar Association, Mr. Kohn co-authored Kohn on Music Licensing, a treatise on music industry law for lawyers, music publishers, and songwriters. He graduated from Loyola Law School, Los Angeles and received a Bachelor of Arts degree in Business Administration from California State University at Northridge. Mr. Kohn is also an adjunct professor of law at Monterey College of Law, where he teaches Corporate Law.

   Gene Hoffman, Jr., a co-founder of EMusic, has been President, Chief Executive Officer, and a Director since January 1998. From November 1996 to December 1997, Mr. Hoffman was Director of Business Development and Director of Interactive Marketing of Pretty Good Privacy. From October 1995 to November 1996, he was Executive Vice President of PrivNet, Inc., an Internet privacy software company. Mr. Hoffman also worked at IBM's component facility in Charlotte, North Carolina. From August 1993 to October 1995, Mr. Hoffman was a student at the University of North Carolina, Chapel Hill.

   Joseph H. Howell joined EMusic in April 1998 as Executive Vice President and Chief Financial Officer. From January 1995 to April 1998, Mr. Howell was Senior Vice President and Chief Financial Officer of Merix Corporation, a manufacturer of multilayer printed circuit boards. From May 1988 to January 1995, Mr. Howell served as Vice President and Controller of Borland International, Inc (now Inprise). He also served as Inprise's acting Chief Financial Officer in 1994. Mr. Howell received a Bachelor of Arts degree in Political Science from the University of Michigan in 1974 and a Masters of Science in Accounting from Eastern Michigan University in 1977.

   Peter M. Astiz joined EMusic in July 1999 as Executive Vice President and General Counsel. From October 1996 to July 1999, Mr. Astiz was a partner in Gray Cary Ware & Freidenrich LLP, a law firm. From July 1989 until October 1996, Mr. Astiz was a partner in the law firm of Baker & McKenzie. Mr. Astiz received a Bachelor of Science degree in Business Administration from the University of California in 1979 and a J.D. from the University of San Francisco in 1982.

   James Chapman joined EMusic as Vice President, Corporate Strategy in April 1999. From April 1997 to April 1999, Mr. Chapman was a Director in charge of the Global Private Capital Group at Warburg Dillon Read LLC (formerly UBS Securities LLC). Prior to joining UBS Securities, Mr. Chapman was President and Founder of Ashley Capital Management, a private equity and advisory firm focused on principal investments in emerging growth companies located in the Pacific Northwest and Rocky Mountain States. From 1994 to 1995, Mr. Chapman was a Partner at Jacobson Partners, a boutique merchant bank focused on middle market buyouts and direct equity investments. From May 1990 to September 1994, Mr. Chapman also worked as an associate in the technology and healthcare investment banking groups of Oppenheimer & Co. and PaineWebber Incorporated. Mr. Chapman received a B.A. in Economics in 1989 from Middlebury College.

   Tor Braham, a Director since 1999, is a Managing Director and Head of Technology Mergers & Acquisitions Department for Warburg Dillon Read, a major investment bank. From June 1982 until November 1997, Mr. Braham was a partner in the law firm of Wilson Sonsini Goodrich & Rosati. Mr. Braham received a Bachelor of Science degree in English from Columbia University in 1979 and J.D. from the New York University Law School in 1992.

   Ralph Peer, II, a Director since June 1998, is Chairman and Chief Executive Officer of peermusic, a global network of music publishing and production companies. In addition, Mr. Peer is Vice President and Director of the National Music Publishers' Association (U.S.A.) and the Harry Fox Agency. He is a lifetime director and past president of the Country Music Association and a publisher/director of ASCAP (American Society of Composers, Authors, and Publishers). Mr. Peer is also a director of Fox Agency International (Singapore) and a consultant to the board of MCPS (Mechanical Copyright Protection Society, U.K.). He is a past president and a current director of ICMP (International Confederation of Music Publishers) and in 1997 was elected "President d'Honneur" of the Confederation.

   Ed Rosenblatt, became a Director in 1999. From 1994 until his retirement in 1999, Mr. Rosenblatt served as chairman of Geffen Records. Mr. Rosenblatt helped found Geffen Records in 1980, and served as its president and chief operating officer until 1994. Prior to Geffen Records, Mr. Rosenblatt served as senior vice president of sales and promotion for Warner Brothers Records. Mr. Rosenblatt received a degree in Applied Arts from Brooklyn College in 1952.

   The Board of Directors held 12 meetings during the fiscal year ended June 30, 1999 and two actions were taken by unanimous written consent during such period. Each director attended at least 75% of the meetings held during his tenure during the fiscal year.

   Audit Committee. Tor Braham, Ralph Peer, II and Ed Rosenblatt are members of the Audit Committee. The Audit Committee did not meet during the last fiscal year. The Audit Committee is responsible for reviewing the internal accounting procedures of EMusic and consulting with and reviewing the services provided by our independent auditors.

   Compensation Committee. Tor Braham, Ralph Peer, II and Ed Rosenblatt are members of the Compensation Committee. The Compensation Committee did not meet during the last fiscal year. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation and benefits of executive officers of EMusic.

Stock Ownership of Certain Beneficial Owners and Management

   The following table sets forth as of September 30, 1999, certain information with respect to the beneficial ownership of common stock by (i) all persons known by us to beneficially own more than 5% of our outstanding common stock,
(ii) each director and director-nominee of EMusic, (iii) the persons named in the Summary Compensation Table and (iv) all of our executive officers and directors as a group.

                                                Number of  Shares of
Beneficial Owner(1)                              Common Stock Owned  Percent(2)
-------------------                             -------------------- ----------
5% Stockholders
---------------
Citiventure 96 Partnership, L.P.
 c/o Invesco Private Capital
 1166 Avenue of the Americas, Suite 2700
 New York, NY 10036(3)........................       3,333,400           9.8%
VantagePoint Venture Partners
 1001 Bayhill Drive, Suite 140
 San Bruno, CA 94066(4).......................       1,686,500           5.0%
Directors and Executive Officers
--------------------------------
Robert H. Kohn................................       2,881,700           8.5%
Gene Hoffman, Jr..............................       3,202,000           9.4%
Joseph H. Howell(5)                                    211,401             *
Peter M. Astiz................................         216,000             *
James R. Chapman(6)                                     96,607             *
Tor Braham(7).................................          46,600             *
Ralph Peer, II(8).............................         308,900             *
Ed Rosenblatt(9)..............................         100,000             *
Executive officers and directors as a group (8
 persons)(10).................................       7,063,208          20.5%

--------
  *  Less than 1%

 (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Calculations of percentages of beneficial ownership assume the exercise by only the respective named stockholders of all options for the purchase of common stock held by such stockholder which are exercisable within 60 days of September 30, 1999. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table above have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each of the listed named individuals above is, c/o EMusic.com Inc. 1991 Broadway, 2nd Floor, Redwood City, CA 94063.

 (2) Percentage of beneficial ownership excludes up to 6,162,957 shares issuable upon exercise of outstanding stock options and warrants.

 (3)  Represents shares owned by Invesco related partnerships as follows:
      58,300 shares owned by Chancellor Private Capital Offshore Partners I, C.V.; 624,000 shares owned by Chancellor Private Capital Offshore Partners II, L.P.; 379,000 shares owned by Chancellor Private Capital III, L.P.; 1,627,100 shares owned by Citiventure 96 Partnership, L.P.; and 645,000 shares owned by Drake & Co. for the account of Citiventure Private Participations III.

 (4)  Represents shares owned by VantagePoint related partnerships as follows:
      3,300 shares owned by Jason Strober; 1,111,100 shares owned by VantagePoint Communications Partners, L.P.; 16,600 shares owned by VantagePoint Venture Advisors, LLC; and 555,500 shares owned by VantagePoint Venture Partners 1996.

 (5)  Includes 175,401 shares issuable upon exercise of outstanding options.

 (6)  Includes 50,001 shares issuable upon exercise of outstanding options.

 (7)  Includes 35,000 shares issuable upon exercise of outstanding options.

 (8) Includes 100,000 shares issuable upon exercise of outstanding options. Includes 61,400 shares of common stock held by peermusic III, Ltd. which are issuable upon conversion of shares of Series B preferred stock.
      Mr. Peer disclaims beneficial ownership of the shares held by peermusic III, Ltd. except to the extent of his pecuniary interest therein.

 (9)  Represents shares issuable upon exercise of outstanding options.

(10)  Includes 460,408 shares issuable upon exercise of outstanding options.

Director Compensation

   Directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors, but are reimbursed for reasonable expenses incurred in attending meetings of the Board. In May 1998, we granted Mr. Peer a nonqualified stock option to purchase 100,000 shares of our common stock at an exercise price of $5.00 per share. In June 1999, we granted Messrs. Braham and Rosenblatt nonqualified stock options to purchase 35,000 and 100,000 shares of our common stock, respectively, at an exercise price of $13.63 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("ten percent holders"), to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Directors, executive officers, and ten percent holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

   Based solely on our review of the copies of such forms received or written representations from certain reporting persons, we believe that, during the year ended June 30, 1999, all filing requirements under Section 16(a) applicable to our directors, executive officers and ten percent holders were met except that James Chapman failed to file a Form 3 on a timely basis when his status was changed to that of an executive officer. Such failure is in process of being corrected.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

   The Company's Board of Directors is divided into three classes, with one class elected at each annual meeting of stockholders for a three-year term.

   Robert H. Kohn and Tor Braham, the two Class I directors of EMusic have been nominated for reelection to serve a term of three years and until their successors have been elected and qualified. It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees for election to Class I. If either nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee.

Vote Required and Board of Directors' Recommendation

   If a quorum is present and voting, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority (i.e., "broker non-votes") will be counted as present for purposes of determining if a quorum is present.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR ALL NOMINEES" WITH RESPECT TO PROPOSAL NUMBER ONE.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

   The following table sets forth information concerning the compensation we paid for services rendered during the fiscal years ended June 30, 1998 and 1999 by our Chief Executive Officer:

                           Summary Compensation Table

                                                                   Long-Term
                                                                  Compensation
                                          Annual Compensation        Awards
                                       -------------------------- ------------
                                                                   Securities
                                                     Other Annual  Underlying
Name and Principal Position       Year Salary  Bonus Compensation   Options
---------------------------       ---- ------- ----- ------------ ------------
Gene Hoffman, Jr., President and
 Chief                            1999 $82,291  --       --         250,000
 Executive Officer............... 1998  31,250                          --

   The stock option granted to Mr. Hoffman vests ratably over a four year term. No other executive officer received a total salary and bonus during fiscal year 1998 or 1999 in excess of $100,000.

Stock Options Granted in Fiscal Year 1999

   The following table provides information regarding stock option grants made during fiscal 1999 to Mr. Hoffman. Options may terminate before their expiration date upon the termination of optionee's status as an employee or upon the optionee's death or disability.

                       Option Grants in Fiscal Year 1999

                                    % of Total                      Potential Realizable Value at
                         Number of   Options                           Assumed Annual Rates of
                         Securities Granted to                      Stock Price Appreciation for
                         Underlying Employees  Exercise                    Option Term (2)
                          Options   in Fiscal  Price Per Expiration -----------------------------
Name                      Granted   1999(a)(1)   Share      Date         5%             10%
----                     ---------- ---------- --------- ---------- -----------------------------
Gene Hoffman, Jr. ......  250,000      5.9%     $13.63    6/10/09        $941,429      $2,080,312

--------
(1) Based on an aggregate of 4,216,000 shares subject to options granted in fiscal 1999.

(2) Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent our estimate or projection of the future common stock price.

Option Exercises and Fiscal Year-End Values

   There were no option exercises by Mr. Hoffman during fiscal 1999. The following table sets forth information concerning unexercised options held as of June 30, 1999 by Mr. Hoffman.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

                                                                     Value of
                                        Number of Securities        Unexercised
                                             Underlying            In-the-Money
                                             Unexercised            Options at
                                         Options at 6/30/99           6/30/99
                                        -----------------------  -----------------
Name                                     Vested     Unvested     Vested  Unvested
----                                    ---------  ------------  ------ ----------
Gene Hoffman, Jr.......................    --           250,000   --    $1,750,000

   We have not awarded stock appreciation rights to any employee of ours and we do not have any multi-year incentive plans.

Change-in-Control Arrangements

   1998 Stock Option Plan. Our 1998 stock option plan was approved by the Board of Directors in March 1998 and was subsequently approved by our stockholders. The 1998 option plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, and for grants of nonstatutory stock options to employees, non-employee directors and consultants. In the event of a change in control of EMusic, the acquiring or successor corporation may assume or substitute for the outstanding options granted under the 1998 option plan. The outstanding options will terminate to the extent that such options are neither exercised nor assumed or substituted for by the acquiring or successor corporation.

   1998 Nonstatutory Stock Option Plan. Our 1998 nonstatutory stock option plan was approved by the Board of Directors in December 1998. The nonstatutory plan provides for the grant of nonstatutory stock options to employees (who are not officers or directors) and consultants. The nonstatutory plan is administered by the Board of Directors or a committee thereof. Subject to the provisions of the nonstatutory plan, the Board or committee has the authority to select the persons to whom options are granted and determine the terms of each option. In the event of a change in control of EMusic, the acquiring or successor corporation may assume or substitute for the outstanding options granted under the nonstatutory plan. The outstanding options will terminate to the extent that such options are neither exercised nor assumed or substituted for by the acquiring or successor corporation.

   1999 Employee Stock Purchase Plan. The purchase plan, which is intended to qualify under section 423 of the Internal Revenue Code, is administered by the Board of Directors or by a committee thereof. Our employees (including our officers and employee directors) and those of any of our subsidiaries designated by the Board of Directors for participation in the purchase plan are eligible to participate in the purchase plan if they are customarily employed for more than 20 hours per week and more than five months per year. In the event of certain changes in control of EMusic, the Board of Directors may accelerate the purchase date of the then current offering period to a date prior to the change in control unless the acquiring or successor corporation assumes or replaces the purchase rights outstanding under the purchase plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   We were formed on January 8, 1998 as a Delaware corporation under the name GoodNoise Corporation. In February 1998, we issued 3,100,000 shares of common stock to each of Robert Kohn, our Chairman of the Board, and Gene Hoffman, Jr., our Chief Executive Officer and a member of our board, and 900,000 shares of common stock to Gary Culpepper, our Executive Vice President of business affairs. All such shares were issued at $0.001 per share. Of the shares issued to Mr. Culpepper, approximately 600,000 shares were subject to repurchase pursuant to a restricted stock purchase agreement. As of July 15, 1999, the restricted stock purchase agreement provides us with the right to repurchase approximately 311,000 of these shares at a nominal price subject to ratable vesting over three years ending February 2001.

   In February 1998, we entered into an agreement to borrow $10,000 from Mr. Kohn and $50,000 from peermusic, an entity controlled by Ralph Peer, II, one of our directors, through the issuance of promissory notes bearing interest at 10.0% per annum, due in December 1998. On May 1, 1998, these notes were converted into an aggregate of 150,000 shares of common stock at $0.40 per share.

   On May 11, 1998, GoodNoise Corporation, a Florida corporation, formerly Atlantis Ventures Corporation entered into an Agreement and Plan of Reorganization pursuant to which it acquired GoodNoise Corporation, a Delaware corporation. In connection with such acquisition, the Florida corporation exchanged 11,015,300 shares of its common stock for all outstanding stock of the Delaware corporation and assumed all outstanding options of the Delaware corporation for the purchase of an additional 2,032,550 shares of the Florida corporation's common stock. Following such transaction, the directors and officers of the Delaware corporation became the directors and officers of the Florida corporation. Of the shares issued as part of such transaction, 8,555,000 shares were issued to such directors and officers. The stockholders of the Florida corporation prior to the Merger had no affiliation with the Delaware corporation and following the Merger ceased to be affiliates of the Florida corporation.

   On March 23, 1999, we sold shares of Series B preferred stock through Warburg Dillon Read LLC, a placement agent. Mr. Tor Braham was a managing director of Warburg Dillon Read LLC at this time. Mr. Braham subsequently became a member of our board of directors on May 5, 1999. Of the 117,570 shares of Series B preferred stock sold on March 23, 1999, we sold 614 shares to peermusic III, Ltd, which is affiliated with Ralph Peer, II, a member of our board of directors. We also sold 33,334 and 16,832 shares of our Series B preferred stock to affiliates of Invesco Private Capital and VantagePoint Venture Partners, respectively. As a result, Invesco Private Capital and VantagePoint are deemed to own over five percent of our outstanding common stock.

   Also in connection with the sale of our Series B preferred stock, on March 23, 1999 we entered into a stockholders' agreement with Mr. Kohn and Mr. Hoffman, as well as the purchasers of the Series B preferred stock. This agreement provides, among other things, that the shares of our common stock owned by Messrs. Kohn and Hoffman be held subject to a right of repurchase in favor of EMusic. As of September 30, 1999, 2,335,916 and 2,010,598 shares of our common stock owned by Messrs. Kohn and Hoffman, respectively, were subject to this right of repurchase. This amount decreases by 72,726 and 62,598 shares monthly, respectively, until March of 2002, when the right of repurchase expires.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors is comprised of Messrs. Braham, Peer and Rosenblatt. Each of these individuals is a non-employee member of our Board of Directors. The Compensation Committee is responsible for approving all compensation recommended by the President for our executive officers and also approves all compensation for the President and Chief Executive Officer of EMusic. The goal of the EMusic compensation policy is to attract, retain and reward executive officers who contribute to our success and to motivate these executives to achieve our business objectives. We use salary, stock option grants and bonus compensation to meet these goals.

   Compensation Policies. To date, we have been operating as a development stage business and salaries have been set at substantial discounts to prevailing market rates. On an ongoing basis, EMusic intends that salaries will reflect typical salaries for similar positions in comparable companies in EMusic's industry and geographic area. Salaries will generally be set to reflect the applicable range for each position and will be adjusted for historical and expected contributions of each officer to EMusic. Salaries will be reviewed annually based on individual past performance and financial results of EMusic. Adjustments will be made, if appropriate, to maintain competitiveness within the industry.

   Compensation Components. The Compensation Committee strongly believes that executive compensation should be based in significant part on Emusic's performance and intends to use stock option grants and bonus compensation to accomplish this goal. We believe that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. The size of an initial option grant to an executive officer will generally be determined with reference to comparable companies in EMusic's industry and geographical area, the responsibilities and expected future contributions of the executive officer, as well as recruitment and retention considerations. Additional option grants to an executive officer will generally be based on Emusic's and the individual's performance. In fiscal 1999, the Compensation Committee approved stock option grants to three executive officers. See "STOCK OPTIONS GRANTED IN FISCAL YEAR 1999."

   Chief Executive Officer Compensation. The Compensation Committee will annually review the performance and compensation of Gene Hoffman, Jr., the President and Chief Executive Officer of EMusic. During fiscal 1999, Mr. Hoffman's compensation consisted of salary and an incentive stock option grant. To date, Mr. Hoffman's cash compensation has been significantly lower as compared with comparable companies within the Company's industry and geographic area. During fiscal 1999, Mr. Hoffman's compensation consisted of a base salary of $82,291. Mr. Hoffman received an option grant of 250,000 shares in fiscal 1999.

                                          COMPENSATION COMMITTEE

                                          Tor Braham
                                          Ralph Peer, II
                                          Ed Rosenblatt

                            STOCK PERFORMANCE GRAPH

   Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the cumulative total returns of the Nasdaq Composite Index and the AMEX Internet Index for the period commencing on June 30, 1998 and ending June 30, 1999.

                        [PERFORMANCE GRAPH APPEARS HERE]





   Comparison of Cumulative Total Return from June 30, 1998 through June 30,
                                    1999(1)

                                                     June 30, 1998 June 30, 1999
                                                     ------------- -------------
EMusic.com Inc. ....................................     $100         $284.48
Nasdaq Composite Index .............................     $100         $141.77
AMEX Internet Index ................................     $100         $244.36

--------
(1) The Stock Performance Graph assumes $100 was invested on June 30, 1998 at the closing sales price of our common stock and each index. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                              PROPOSAL NUMBER TWO

                      APPOINTMENT OF INDEPENDENT AUDITORS

   Our Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditing firm for its current fiscal year ending June 30, 2000. PricewaterhouseCoopers LLP is the successor by merger July 1998 to Coopers & Lybrand LLP which had acted in such capacity since June 1998. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions. In the event ratification by the stockholders of the appointment of PricewaterhouseCoopers LLP as our independent auditing firm is not obtained by the affirmative vote of a majority of the stockholders in attendance or represented by proxy at the annual meeting, the Board of Directors will reconsider such appointment.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

   Proposals of stockholders intended to be presented at the next annual meeting of stockholders of EMusic (i) must be received by EMusic at its offices at 1991 Broadway, 2nd Floor, Redwood City, California 94063, not later than July 25, 2000; and (ii) must satisfy conditions established by the Securities and Exchange Commission for stockholder proposals to be included in EMusic's Proxy Statement for that meeting and the other requirements contained in our bylaws.

                         TRANSACTION OF OTHER BUSINESS

   At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgement.

                                     By Order of the Board of Directors
                                     /s/ Peter M. Astiz
                                     Peter M. Astiz
                                     Executive Vice President, General Counsel
                                      and Secretary

October 26, 1999

 IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE
 ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE
 REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.


                          EMUSIC.COM INC. CORPORATION
                    Proxy for Annual Meeting of Stockholders
                      Solicited by the Board of Directors

  The undersigned hereby appoints Gene Hoffman, Jr., Joseph Howell and Peter M. Astiz, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of common stock of EMusic.com Inc. ("EMusic") which the undersigned is entitled to vote at the annual meeting of stockholders to be held in the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301 on Friday, November 19, 1999, at 9:00 a.m., local time, and at any adjournment thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in EMusic's Proxy Statement dated October 26, 1999, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of EMusic's 1999 Annual Report to Stockholders.



  A vote FOR the following proposals is recommended by the Board of Directors:

 1. Election of Directors.  Robert H. Kohn                       Tor Braham

  [_] FOR ALL NOMINEES              [_] WITHHOLD ALL NOMINEES

  Instructions:

  [_] To withhold authority for any individual nominee, place an "X" in this box and strike a line through the nominee's name listed above.

  2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

      [_] FOR                  [_] AGAINST                    [_] ABSTAIN
                                             The shares represented
                                             hereby shall be voted
                                             as specified. If no
                                             specification is made,
                                             such shares shall be
                                             voted FOR proposals 1
                                             and 2.

                                             Dated: ________________
                                                  (Be sure to date
                                                       proxy)

                                                -------------------
                                                   (Signature of
                                                    Stockholder)

                                                -------------------
                                                   (Signature of
                                                    Stockholder)

Please sign your name exactly as it appears on the stock certificate representing your shares. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, both should sign.